UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2015

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 9, 2015, the board of directors of Unilife Corporation (the “Company”) approved a workforce reduction of approximately 50 employees, or approximately 17% of the Company’s workforce. The Company announced on September 14, 2015 the implementation of the workforce reduction and that the Company will significantly reduce its operating expenses in fiscal 2016. The workforce reduction is expected to reduce operating costs by approximately $4.3 million. In connection with this initiative, the Company expects to incur a charge of approximately $0.4 million to operating expenses in the three month period ending September 30, 2015. The Company expects that approximately $0.39 million of the charge will be attributable to severance payments and approximately $0.04 million to the continuation of medical insurance benefits. The entire charge represents cash expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: September 18, 2015	By:	/s/ Alan Shortall
Alan Shortall
Chairman and Chief Executive Officer